Exhibit 10.2
                          ADDENDUM TO
                AGREEMENT FOR SALE AND PURCHASE
                               OF
                            AIRCRAFT

     This Addendum is entered into effective December 15, 2003, by and between CLB Corporation (CLB), a Utah Corporation ("Seller"), and Alpine Aviation, Inc., d/b/a Alpine Air, a Utah Corporation ("Buyer").

                           WITNESSETH

     WHEREAS, the parties entered into a certain Agreement for Sale and Purchase of Aircraft dated July 31, 2003, (hereinafter "Agreement"); and

     WHEREAS, the parties desire to amend certain of the terms of said Agreement to reflect the actual closing date and other details;

     NOW THEREFORE, in consideration of the execution and full performance of the tems of said Agreement and the mutual covenants and conditions contained herein, the parties agree as follows:

          1. Paragraph 4, entitled "CLOSING AND DELIVERY OF AIRCRAFT" shall be amended by adding an additional sentence at the end thereof as follows: "The closing of this transaction shall take place on or about December 15, 2003."
          2. Exhibits "A" and "C" to the Agreement shall be amended to reflect that the total debt being assumed by Buyer instead of $796,034.00, is the sum of $707,644.31. The reduction in debt made by CLB during the period from August 1, 2003, to December 15, 2003 in the amount of $88,389.69 shall be applied as a credit toward the CLB Maintenance account payable owed to Alpine.
          3. The remaining terms and conditions of the Agreement not inconsistent with the foregoing shall continue in full force and effect. This Addendum may be executed in counterparts and by facsimile.

     IN WITNESS WHEREOF the parties have signed this Agreement effective the date written above.

SELLER:                            BUYER:

CLB Corporation                    Alpine Aviation, Inc.
                                   D/b/a Alpine Air

By/s/Eugene R. Mallette            By/s/Max A. Hansen
  ---------------------------        ----------------------
Eugene R. Mallette, President      Max A. Hansen, Secretary

                      REVISED EXHIBIT "A"

Beechcraft Model 99 cargo configured airliners owned by CLB Corporation:

Serial No.    Registration No.    Loan Amount         Lien Holder

U-6                   N-95WA    $        0.00                 n/a
U-15                  N-199GL            0.00                 n/a
U-59                  N-14MV             0.00                 n/a
U-67             N-24BH             0.00                 Ellen Bates
U-71                  N-4381Y      351,563.95                 CB&T
U-104               N-899CA            0.00                 n/a
U-112               N-99GH       178,040.18                 CB&T
U-127               N-99CA             0.00                 n/a
U-128               N-955AA      178,040.18                 CB&T
U-135               N-326CA            0.00                 n/a
U-143               N-399AA            0.00                 n/a
U-155               N-99TH             0.00                 n/a
U-159               N-950AA            0.00                 n/a
U-216               N-216CS            0.00                 n/a
U-237               N-237SL            0.00                 n/a
U-239               N-239AL            0.00                 n/a

               TOTAL:         $  707,644.31

                      REVISED EXHIBIT "C"

                  BREAKDOWN OF PURCHASE PRICE

CLB Sale Price                                    $ 9,900,000.00
Less credit for debt assumption                   (   707,644.31)
Less credit for CLB Maintenance Account Payable   (    88,389.69)
                                                  --------------
NET PURCHASE PRICE                                $ 9,103,966.00
     (Represented by Preferred Stock)